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Exhibit 99.3

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

        The following Unaudited Pro Forma Combining Balance Sheet as of June 30, 2004 and Unaudited Pro Forma Combining Statements of Operations for the six month period ended June 30, 2004 and for the year ended December 31, 2003 illustrate the effect of the acquisition of Decide. The pro forma presentation also gives effect to the acquisition by 24/7 Real Media, Inc. of Real Media Korea Pty Ltd. ("RMK") on January 6, 2004 (together with the acquisition of Decide, the "Transactions"). The Unaudited Pro Forma Combining Balance Sheet assumes that the acquisition of Decide referred to above were completed as of June 30, 2004 and the Unaudited Pro Forma Combining Statements of Operations assumes that the Transactions were completed as of January 1, 2003.

        24/7 Real Media, Inc. will account for the acquisition of Decide using the purchase method of accounting based upon the estimated fair market value of the net tangible and intangible assets acquired at the date of acquisition. Accordingly, the purchase price will be allocated to the tangible and identifiable intangible assets acquired and liabilities assumed on the basis of their fair value on the acquisition date. 24/7 Real Media is in the process of performing an allocation of identifiable intangible assets of Decide. The purchase price in excess of the liabilities assumed has been preliminarily allocated to goodwill. The preliminary allocation of the purchase price may change when that process has been completed.

        The pro forma adjustments are based upon currently available information and upon assumptions that management of each of 24/7 Real Media, Inc. and Decide believe are reasonable. As a final allocation of the purchase price for the acquisition of Decide has not been completed, 24/7 Real Media, Inc. has assumed that the historical carrying amounts of Decide's assets and liabilities approximate their fair values. The unaudited condensed consolidated pro forma financial statements do not purport to represent what the consolidated results of operations or financial position of 24/7 Real Media, Inc. actually would have been if the Transactions had occurred on the dates referred to below, nor do they purport to project the results of operations or financial position of 24/7 Real Media, Inc. for any future period.

        These unaudited condensed consolidated pro forma statements of operations do not give effect to any restructuring costs or any potential cost savings or other operating efficiencies that could result from the Transactions, or any non-recurring charges or credits resulting from the Transactions.

        The Unaudited Pro Forma Combining Financial Statements are for information purposes and are not necessarily indicative of either future results of operations or results that might have been achieved if the foregoing transaction had been consummated as of the indicated dates. The Unaudited Pro Forma Combining Financial Statements should be read in conjunction with the historical financial statements of Decide attached hereto as Exhibit 99.2, the historical financial statements of RMK included in the Current Report on Form 8-K filed on January 12, 2004, and the historical financial statements of 24/7 Real Media, Inc. included in its Annual Report on Form 10-K/A for the year ended December 31, 2003 (filed March 24, 2004) and its Quarterly Report on Form 10-Q for the quarterly period ended June 30th 2004 (filed August 9, 2004).

24/7 REAL MEDIA, INC.
UNAUDITED PRO FORMA COMBINING BALANCE SHEETS
AS OF JUNE 30, 2004
(in thousands)

	24/7 REAL MEDIA	DECIDE HISTORICAL	PRO FORMA ADJUSTMENTS		PRO FORMA COMBINED
ASSETS
Current assets:
Cash and short term investments	$52,511	$120	$(15,000)	1	$37,631
Marketable securities	2,896	—			2,896
Accounts receivable, net	19,888	1,667			21,555
Prepaid expenses and other current assets	1,824	71	(10)	2	1,885

Total current assets	77,119	1,858	(15,010)		63,967
Property and equipment, net	2,907	561			3,468
Goodwill	14,530	233	28,732	1	43,262
			(233)	1
Intangible assets, net	5,960	—			5,960
Other assets	6,602	174	—		6,776

Total assets	$107,118	$2,826	$13,489		$123,433

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$23,790	$2,244	$1,100	1	$27,124
			(10)	2
Deferred revenue	2,837	339			3,176

Total current liabilities	26,627	2,583	1,090		30,300
Subordinated convertible debentures, 2%, due 2006	13,625	—			13,625
Warrant liability	747	—			747
Other long termliabilities	312	35			347

Total liabilities	41,311	2,618	1,090		45,019
Stockholders' equity:
Preferred stock	7	—			7
Common stock	342	332	45	1	387
			(332)	1
Additional paid-in capital	1,160,815	—	12,562	1	1,173,377
Deferred stock compensation	(107)	—			(107)
Accumulated other comprehensive income	788	20	(20)	1	788
Accumulated deficit	(1,096,038)	(144)	144	1	(1,096,038)
		—

Total stockholders' equity	65,807	208	12,399		78,414

Total liabilities and stockholders' equity	$107,118	$2,826	$13,489		$123,433

See accompanying notes to unaudited pro forma combining financial statements.

24/7 REAL MEDIA, INC.
UNAUDITED PRO FORMA COMBINING STATEMENT OF OPERATIONS
FOR THE SIX MONTHS ENDED JUNE 30, 2004
(in thousands, except share and per share data)

	24/7 REAL MEDIA HISTORICAL	DECIDE HISTORICAL	PRO FORMA ADJUSTMENTS		PRO FORMA COMBINED
Revenues:
Integrated media solutions	$27,930	$5,381	$(104)	3	$33,207
Technology solutions	9,048	—			9,048

Total revenues	36,978	5,381	(104)		42,255

Cost of revenues:
Integrated media solutions	19,928	2,628	(104)	3	22,452
Technology solutions	1,701	—			1,701

Total cost of revenues	21,629	2,628	(104)		24,153

Gross profit	15,349	2,753	—		18,102

Operating expenses:
Sales and marketing	7,209	1,083	—		8,292
General and administrative	6,001	859	—		6,860
Product development	2,146	58	—		2,204
Amortization of intangible assets and deferred financing costs	2,202	—	—		2,202
Stock-based compensation	497	—	—		497
Restructuring costs	501	—	—		501

Total operating expenses	18,556	2,000	—		20,556

(Loss) income from operations	(3,207)	753	—		(2,454)
Interest expense, net	(278)	(6)	(75)	4	(359)
Other income, net	4,816	113	—		4,929

Income before provision for income taxes	1,331	860	(75)		2,116
Provision for income taxes	132	262	—		394

Net income	1,199	598	(75)		1,722
Dividends on preferred stock	(222)	—	—		(222)

Net income attributable to common stockholders	$977	$598	$(75)		$1,500

Basic net income attributable to common stockholders per share	$0.03				$0.04
Basic weighted average shares outstanding	29,836,259		4,464,286	5	34,300,545

Diluted net income attributable to common stockholders per share	$0.03				$0.04
Diluted weighted average shares outstanding	39,845,899		4,464,286	5	44,310,185

See accompanying notes to unaudited pro forma combining financial statements.

24/7 REAL MEDIA, INC.
UNAUDITED PRO FORMA COMBINING STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2003
(in thousands, except share and per share data)

	24/7 REAL MEDIA HISTORICAL	DECIDE HISTORICAL	RMK HISTORICAL	PROFORMA ADJUSTMENTS		PROFORMA COMBINED
Revenues:
Integrated media solutions	$33,904	$4,523	$11,757	$(225)	3	$49,959
Technology solutions	15,277	—	601			15,878

Total revenues	49,181	4,523	12,358	(225)		65,837

Cost of revenues:
Integrated media solutions	21,623	2,232	10,051	(225)	3	33,681
Technology solutions	4,032	—	53			4,085

Total cost of revenues	25,655	2,232	10,104	(225)		37,766

Gross profit	23,526	2,291	2,254	—		28,071
Operating expenses:
Sales and marketing	12,584	1,471	565	—		14,620
General and administrative	10,865	902	580	—		12,347
Product development	3,100	150	163	—		3,413
Amortization of intangible assets	2,724	—	—	1,024	6	3,748
Stock-based compensation	1,316	—	—	—		1,316
Restructuring costs	1,651	—	—	—		1,651
Impairment of intangible assets	1,321	—	—	—		1,321

Total operating expenses	33,561	2,523	1,308	1,024		38,416

(Loss) income fromoperations	(10,035)	(232)	946	(1,024)		(10,345)
Interest (expense) income, net	(343)	(27)	81	(838)	4	(1,127)
Other (expense) income, net	(1,638)	30	17	—		(1,591)

(Loss) income before provision for income taxes	(12,016)	(229)	1,044	(1,862)		(13,063)
Provision for income taxes	—	(66)	367	—		301

Net (loss) income	(12,016)	(163)	677	(1,862)		(13,364)
Dividends on preferred stock	(617)	—	—	—		(617)
Preferred stock conversion discount	(1,780)	—	—	—		(1,780)

Net (loss) income attributable to common stockholders	$(14,413)	$(163)	$677	$(1,862)		$(15,761)

Loss per common share—basic and diluted
Loss attributable to common stockholders	$(0.86)					$(0.67)

Weighted average shares outstanding	16,817,502			4,464,286	5

				2,126,421	5	23,408,209

See accompanying notes to unaudited pro forma combining financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINING FINANCIAL STATEMENTS

PRO FORMA BALANCE SHEET ADJUSTMENTS

(1)
Reflects the acquisition by 24/7 Real Media of Decide at August 19, 2004 as follows (in thousands):

Payment of cash		$15,000
Issuance of Common Stock:
Shares issued	4,464,286
Per share price	$2.82

Value of shares issued		12,607
Estimated transaction costs		1,100

Purchase Price		28,707
Add: Net liabilities assumed		(25)

Excess of cost over fair value of net liabilities assumed		$28,732

  Under the purchase method of accounting, the total estimated purchase price is allocated to Decide's net tangible and intangible assets based upon their estimated fair value as of the date of completion of the merger. The Company preliminarily allocated the excess cost over fair value of net liabilities assumed to goodwill until such time as a valuation is completed.

  The issuance of an additional $7.5 million in cash and common stock of 24/7 Real Media, Inc. is expected to be distributed based upon the achievement of certain revenue and EBITDA targets, as defined, and have not been included in the purchase price as of the acquisition date due to their contingent nature.

(2)
Deposit held by Decide has been eliminated as it is considered to be an intercompany financial item for purposes of preparing the pro forma financial statements.

PRO FORMA INCOME STATEMENT ADJUSTMENTS

(3)
Sales from Decide to 24/7 Real Media and related costs have been eliminated as these sales as such sales are considered to be an intercompany financial item for purposes of preparing the pro forma financial statements.

(4)
To reflect the reduced interest income or additional interest expense related to cash used in the acquisition of $16.1 million at the Company's annual interest rate of 1% and incremental borrowing rate of 6.5%, respectively.

(5)
The pro forma basic and diluted net loss per common share is computed by dividing the net income (loss) attributable to common stockholders by the weighted average number of shares outstanding. The calculation of the weighted average number of shares outstanding assumes that 4,464,286 and 2,126,421 of 24/7 Real Media Inc.'s common shares issued in connection with its acquisition of

  Decide and RMK, respectively, were outstanding for the entire period. Diluted net loss per share equals basic net loss per share for 2003, as common stock equivalents are anti-dilutive for the period.

(6)
To reflect amortization of intangible assets related to the acquisition of RMK.

RECLASSIFICATION

Certain reclassifications have been made to the financial statements of Decide and RMK to conform to 24/7 Real Media's presentation.

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  Exhibit 99.3
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
24/7 REAL MEDIA, INC. UNAUDITED PRO FORMA COMBINING BALANCE SHEETS AS OF JUNE 30, 2004 (in thousands)
24/7 REAL MEDIA, INC. UNAUDITED PRO FORMA COMBINING STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2004 (in thousands, except share and per share data)
24/7 REAL MEDIA, INC. UNAUDITED PRO FORMA COMBINING STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2003 (in thousands, except share and per share data)
NOTES TO UNAUDITED PRO FORMA COMBINING FINANCIAL STATEMENTS